Exhibit 10.3

NEITHER THIS SECURED CONVERTIBLE NOTE NOR THE SECURITIES INTO WHICH THIS CONVERTIBLE NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THIS SECURED CONVERTIBLE NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

American Power Corp.

Secured Convertible Note

Issuance Date:	Original Principal Amount: $_________.00
No. AMPW-1-__

FOR VALUE RECEIVED, American Power Corp., a Nevada corporation (the “Company”), hereby promises to pay to the order of YA Global Master SPV, Ltd. or its registered assigns (the “Holder”) (i) the outstanding portion of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same is paid, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  Certain capitalized terms used herein are defined in Section 16.

(1) GENERAL TERMS

(a) Advance of Original Principal Amount.  In consideration for the issuance of this Note by the Company, on the Issuance Date the Holder shall advance and make available to the Company the Original Principal Amount by wire transfer of immediately available funds to the account indicated by the Company on Schedule I attached hereto.

(b) Maturity Date. The term of this Senior Note (this “Note”) shall expire on August 13, 2012 (the “Maturity Date”).  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest.

(c) Payments.  Principal and Interest (if any) owed under this Note must be paid by wire transfer of immediately available funds to the account listed on Schedule II hereto (or to any other account specified by the Holder to the Company) by the Maturity Date.  Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.

(d) Interest.  Interest shall accrue on the outstanding Principal balance hereof at a rate equal to 8% per annum.  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(e) Security.  The Note is secured by a pledge of ___________ shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share as evidenced by the Pledge Agreement of even date herewith (the “Pledge Agreement”).

(2) COMPANY REDEMPTION.  Provided, that the VWAP of the Common Stock on the Redemption Date (as defined herein) is less than the Conversion Price, the Company may following 5 Business Days advanced written notice (such notice, a “Redemption Notice” and the date on which such Redemption Notice is received, the “Redemption Date”) to the Holder, redeem all or a portion of the Principal outstanding and Interest due under this Note (the “Redemption Amount”) before the Maturity Date by wire transfer of immediately available funds to the account listed on Schedule II hereto (or to any other account specified by the Holder to the Company in writing).  Any Redemption Amount will be allocated to outstanding principal or accrued and unpaid interest at the discretion of the Holder.

(3) CONVERSION OF NOTE.  This Note shall be convertible into Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right.  Subject to the provisions of Section 3(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Principal and accrued Interest (the “Conversion Amount”) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Rate (as defined below).  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the $__1 (the “Conversion Price”).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company.  On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (a) if legends are not required to be placed on certificates of Common Stock pursuant to the Note Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (b) if legends are required to be placed on certificates of Common Stock pursuant to the Note Purchase Agreement, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificate shall bear a restrictive legend as required pursuant to the Note Purchase Agreement.  The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

1 The average VWAP over the 3 trading days prior the note issuance date.

(ii) Company’s Failure to Timely Convert.

(1) If within three Trading Days after the Company’s receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(2) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 4 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership.  The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.  Unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company.

(4) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note;

(ii) the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences, or there shall be commenced against the Company or any subsidiary of the Company, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company, in each case which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or admit in writing that it is unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) the Common Stock ceases to be quoted or listed for trading on the OTC Bulletin Board and shall not again be quoted or listed for trading on any Principal Market within five Trading Days of such delisting;

(iv) the Company is a party to any agreement memorializing (1) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property, (2) a consolidation or merger in which the Company is not the surviving corporation, or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Company to another person or entity (each of (1), (2) and (3) a “Change in Control”) unless in connection with such Change in Control, all Principal and accrued and unpaid Interest due under this Note will be paid in full or the Holder consents to such Change in Control;

(v) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note or the Standby Equity Distribution Agreement (the “SEDA”), between the Company and the Holder which is not cured within the time prescribed in this Note or in the SEDA, as applicable or if not so prescribed, within ten day after notice to the Company by the Holder of such failure, breach or default;

(vi) the Company shall terminate the SEDA; or

(vii) an event of default by the Company under any other material obligation, instrument, note or agreement for borrowed money beyond any applicable notice and/or grace period, and as a result of which the obligations of the Company in excess of $250,000 under such obligation, instrument, note or agreement have been accelerated.

(5) Remedy Upon Default. During the time that any portion of this Note is outstanding, if (i) any Event of Default has occurred, the Holder, by notice in writing to the Company, may at any time and from time to time declare the full unpaid Principal of this Note or any portion thereof, together with Interest accrued thereon to be due and payable immediately (the “Accelerated Amount”) or (ii) any Event of Default specified in Section 3(a)(ii) has occurred, the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. In addition, for so long as an Event of Default has occurred and remains uncured, the Company shall pay default interest at the rate of 18% per annum until the applicable Event of Default is cured. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(6) REISSUANCE OF THIS NOTE.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7) NOTICES.                      Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	American Power Corp.
16 Market Square Centre
1400 16th Street Suite 400 Denver, CO 80202
Attention: Johannes Petersen
Telephone: (720) 932-8389
Facsimile: (720) 932-8189

With a copy to:	Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202
Attention: Michelle Shepston
Telephone: (303) 892-7344
Facsimile: (303) 893-1379

If to the Holder:	YA Global Master SPV, Ltd.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Telephone: (201) 985-8300

With a copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8) No provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed.  This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note; or (ii) enter into any agreement with respect to any of the foregoing.

(9) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(10) This Note shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(11) If an Event of Default has occurred, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(13) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(14) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(15) Assignment of this Note by the Company shall be prohibited without the prior written consent of the Holder.  Prior to the Maturity Date, the Holder shall not sell, transfer, negotiate or otherwise make any disposition of this Note or any portion thereof without the prior written consent of the Company.

(16) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(17) CERTAIN DEFINITIONS   For purposes of this Note, the following terms shall have the following meanings:

(a)  “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(b)  “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Principal Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg L.P.

(c)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Note Purchase Agreement” means the Note Purchase Agreement, dated _______, 2012, between the Company and the Holder.

(e) “Principal Market” means, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock.

(f)  “Trading Day” means a day on which the shares of Common Stock are quoted on the OTCBB or quoted or traded on such Principal Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(g)  “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
American Power Corp.

By:
Name:
Title:

Schedule I
(Company Account Information)

Schedule II
(Holder Account Information)

Exhibit A
Form of  Conversion Notice

In connection with the Senior Note (in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $                                        of the principal amount of Note No. AMPW 1-__ into Shares of Common Stock of American Power Corp., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Amount to be converted:	$
Conversion Price:	$
Number of shares of Common Stock to be issued:
Amount of Note Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: